Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Participants and the Board of Directors of the
KEMET Employees’ Savings Plan:

We consent to the incorporation by reference in the Registration Statement (No. 33-60092) on Form S-8 of our report dated July 1, 2019, relating to our audit of the financial statements and supplemental schedule of the KEMET Employees’ Savings Plan, which appears in this Annual Report on Form 11-K of the KEMET Employees’ Savings Plan for the year ended December 31, 2018.

/s/ Elliott Davis, LLC

Greenville, South Carolina
July 1, 2019